Exhibit 99.1			News Release
	First Midwest Bancorp, Inc.		First Midwest Bancorp, Inc. One Pierce Place, Suite 1500 Itasca, Illinois 60143-9768 (630) 875-7450

FOR IMMEDIATE RELEASE		CONTACT:	Brian O’Meara (Media)
Executive Vice President
(630) 875-7260

Paul F. Clemens (Investors)
EVP, Chief Financial Officer
(630) 875-7347

TRADED:	NASDAQ Global Select Market		www.firstmidwest.com
SYMBOL:	FMBI

FIRST MIDWEST BANK ACQUIRES

PALOS BANK AND TRUST COMPANY

ITASCA, IL, AUGUST 13, 2010 – (NASDAQ NGS: FMBI) First Midwest Bank today announced that it acquired the deposits and loans of Palos Bank and Trust Company, Palos Heights, Illinois at the close of business today in a transaction facilitated by the Federal Deposit Insurance Corporation (“FDIC”). First Midwest Bank is a wholly owned subsidiary of First Midwest Bancorp, Inc. (“First Midwest” or the “Company”).

“I want to welcome all Palos Bank and Trust customers to First Midwest Bank and assure them that their deposits and business affairs are in strong and trusted hands,” said Michael L. Scudder, President and Chief Executive Officer of First Midwest. “First Midwest is the community bank of choice for more than one quarter million families and twenty five thousand businesses in the greater Chicagoland area through our network of nearly 100 branches. With our complementary branch locations, business lines, and community banking values, Palos Bank and Trust and First Midwest are a great match. We look forward to working side-by-side with our new colleagues to add to their already high level of personal service and commitment to the communities they serve.”

The former Palos Bank and Trust Company branches located at 12600 South Harlem Avenue, Palos Heights, Illinois, 13419 South Ridgeland Avenue, Palos Heights, Illinois, 9400 West 179th Street, Tinley Park, Illinois, 15801 South Bell Road, Homer Glen, Illinois and 11210 West Lincoln Highway, Mokena, Illinois will re-open on Saturday, August 14, 2010, under the First Midwest Bank name with normal branch hours. Palos Bank and Trust Company customers can continue to access their accounts as usual through ATMs, checks and debit cards. The entire network of First Midwest Bank branches will be available to Palos Bank and Trust Company customers following the necessary consolidation of bank operating systems.

Customers who have questions about the transaction can call the FDIC Call Center toll-free at 1.800.913.3053. The phone number is operational this evening until 9:00 p.m. Central Time; on Friday and Saturday from 9:00 a.m. to 6:00 p.m. Central Time; on Sunday from noon to 6:00 p.m. Central Time and, thereafter, from 8:00 a.m. to 8:00 p.m. Central Time. Information is also available from the FDIC’s website at www.fdic.gov.

First Midwest Bank was selected to complete this transaction through a competitive bidding process. Palos Bank and Trust Company had approximately $470 million in deposits at June 30, 2010. First Midwest Bank entered into a loss-share transaction with the FDIC providing First Midwest Bank with protection from the FDIC for a percentage of loan losses.

A conference call to discuss this acquisition will be held on Monday, August 16, 2010 at 10:30 A.M. (ET). Members of the public who would like to listen to the conference call should dial (866) 356-4441 (U.S. domestic) or (617) 597-5396 (international) and enter passcode number 723 68 998. The number should be dialed 10 to 15 minutes prior to the start of the conference call. There is no charge to access the call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the Company’s website, www.firstmidwest.com/investorrelations. For those unable to listen to the live broadcast, a replay will be available on the Company’s website or by dialing (888) 286-8010 (U.S. domestic) or (617) 801-6888 (international) passcode number 662 65 579 beginning at 12:00 P.M. (ET) on August 16, 2010 until 11:59 P.M. (ET) on August 23, 2010. Please direct any questions regarding obtaining access to the conference call to First Midwest Bancorp, Inc. Investor Relations, via e-mail, at investor.relations@firstmidwest.com.

First Midwest is the premier relationship-based banking franchise in the growing Chicagoland banking market. As one of the Chicago metropolitan area’s largest independent bank holding companies, First Midwest provides the full range of both business and retail banking and trust and investment management services through some 100 offices located in 64 communities, primarily in metropolitan Chicago.

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